EXHIBIT 10.3

                          CORPORATE SERVICES AGREEMENT

AGREEMENT dated as of February 5, 1997 between Andrx Corporation, a Florida corporation ("Andrx") and CyBear, Inc., a Florida corporation ("Subsidiary").

                              PRELIMINARY STATEMENT

Subsidiary desires to obtain administrative and other services from Andrx and Andrx is willing to furnish or make such services available to Subsidiary. By this Agreement, Andrx and Subsidiary desire to set forth the basis for the provision of corporate services by Andrx.

                                    AGREEMENT

The parties hereto agree as follows:

1. SERVICES - Beginning on the date of this Agreement, Andrx, through its corporate staff, will provide or otherwise make available to Subsidiary certain general corporate services, including but not limited to accounting, tax, corporate communications, legal, payroll, human resources, management information system, financial and other administrative staff functions, and shall arrange for the administration of insurance and employee benefit programs. The services include the following:

         (a) ACCOUNTING AND SECURITIES COMPLIANCE RELATED SERVICES - Maintenance of corporate records, assistance, if and when necessary, in preparation of Securities and Exchange Commission filings, including without limitation registration statements, Forms 10-K, 10-Q, and 8-K, assistance in the preparation of Proxies and Proxy Statements and the solicitation of Proxies, and assistance in the preparation of the Annual and Quarterly Reports to Stockholders, maintenance of internal audit support services and review of compliance with financial and accounting procedures.

         (b) TAX RELATED SERVICES - Preparation of Federal, state and local tax returns (including income tax returns), tax research and planning, and assistance with tax audits (Federal, state and local).

         (c) INSURANCE AND EMPLOYEE BENEFIT RELATED SERVICES - Arranging for liability, property and casualty, and other normal business insurance coverage. Support for product, worker safety and environmental programs (but Subsidiary acknowledges that principal responsibility for compliance rests with the Subsidiary). Administration of Subsidiary's employee participation in employee benefit plans sponsored by Andrx and insurance programs such as the following:
401(k) plan, group medical insurance, group life insurance, disability insurance, stock options plan, and filing of reports under ERISA for employee benefit plans sponsored by Andrx.

         (d) CORPORATE RECORD KEEPING SERVICES - Maintenance of corporate records, including without limitation, maintenance of minutes of meetings of the Boards of Directors and Stockholders, supervision of transfer agent and registrar functions,

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coordination of stock repurchase programs, and tracking of stock issuance and reserved shares.

         (e) OTHER - Any other services requested by Subsidiary and agreed upon by Andrx. These may include, but are not limited to, services specifically requested by Subsidiary or services which in Andrx's judgment are not routine administrative services or create unusual burdens or demands on Andrx's resources, such as litigation support, acquisition and offering support services (including legal services), corporate development, tax audit support or public or investor relations services other than routine shareholder communications.

2. COMPENSATION - For performing general services of the type described above in
Section 1, Andrx will initially charge Subsidiary an fixed fee of $10,000.00 per month, which fee is intended to compensate Andrx for Subsidiary's pro rata share of the aggregate costs actually incurred by Andrx in connection with the provision of such services to all recipients thereof. The fee set forth in the preceding sentence may be adjusted from time to time by mutual agreement of Andrx and Subsidiary. The charges for other services will be determined and be payable no less frequently than on a quarterly basis. The charges will be due when billed and shall be paid no late than 30 days from the date of billing. When services on the type described above in this Section 1 are provided by outside providers to Subsidiary or, in connection with the provision of such services out-of-pocket costs are incurred such as travel, the cost thereof will be paid by Subsidiary. To the extent that Subsidiary is billed by the provider directly, Subsidiary shall pay the bill directly. If Andrx is billed for such services, Andrx may pay the bill and charge Subsidiary the amount of the bill or forward the bill to Subsidiary for payment.

3. SUBSIDIARY'S DIRECTORS AND OFFICERS. Nothing contained herein will be construed to relieve the directors or officers of Subsidiary from the performance of their respective duties or to limit the exercise of their powers in accordance with the charter of By-Laws of Subsidiary or in accordance with any applicable statute or regulation.

4. LIABILITIES. In furnishing Subsidiary with management advice and other services as herein provided, neither Andrx any of its officers, directors or agents shall be liable to Subsidiary or its creditors or shareholders for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of Andrx and Subsidiary and will not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party.

5. TERM. The initial term of the Agreement shall begin on the date of this Agreement and continue through the end of the current fiscal year. This Agreement shall automatically renew at the end of the initial term for successive one-year terms until terminated in accordance with subsection (a) below.

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         (a) TERMINATION. This Agreement may be terminated by either party upon thirty days prior notice to the other. In addition, this Agreement shall automatically terminate without any further action by either party on the date the Subsidiary ceases to be at least 50% directly or indirectly owned by Andrx.

         (b) TERMINATION FEE. In the event of a termination of this Agreement, Subsidiary shall pay to Andrx its pro rata fee pursuant to Section 2 for the year in which the termination takes effect plus a termination fee equal to the fee payable under Section 2 for the most recent nine consecutive months.

         (c) POST-TERMINATION SERVICES. Following a termination of this Agreement, corporate administrative services of the kind provided under the Agreement may continue to be provided to a Subsidiary on an as-request basis by the Subsidiary or as required in the event it is not practicable for the Subsidiary to provide such services or it is otherwise unable to identify another source to provide such services (as would be the case for administration of employee benefit plans and insurance programs sponsored by Andrx and in which Subsidiary's employees participate) or as otherwise required by Andrx acting in its capacity as majority stockholder of Subsidiary . In the event such services are provided by Andrx to Subsidiary, Subsidiary shall be charged by Andrx a fee equal to the market rate for comparable services charged by third-party vendors. Such fee will be charged monthly and payable by Subsidiary within thirty days. The obligations of Subsidiary set forth in this Section 5 (d) shall survive the termination of this Agreement.

6. STATUS. Andrx shall be deemed to be an independent contractor and except as expressly provided or authorized in this Agreement, shall have no authority to act or represent Subsidiary.

7. OTHER ACTIVITIES OF ANDRX. Subsidiary recognizes that Andrx now renders and may continue to render management and other services to other companies that may or may not have policies and conduct activities similar to those of Subsidiary. Andrx shall be free to render such advice and other services, and Subsidiary hereby consents thereto. Andrx shall not be required to devote full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to perform the services required hereunder.

8. NOTICES. All notices, billing, requests, demands, approvals, consents, an other communications which are required or may be given under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:

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         If to Subsidiary:

         CyBear, Inc.
         4001 S.W. 47 Avenue
         Ft. Lauderdale, Fl 33314
         Attention:  Chief Executive Officer

         If to Andrx:

         Andrx Corporation
         4001 S.W. 47 Avenue
         Ft. Lauderdale, Fl 33314
         Attention:  Chief Executive Officer

9. NO ASSIGNMENT. This Agreement shall not be assignable except with the prior written consent of the other party to this Agreement.

10. APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the State of Florida applicable to contracts made and to be performed therein.

11. PARAGRAPH TITLES. The paragraph titles used in this Agreement are for convenience of reference only and will not be considered in the interpretation of construction of any of the provisions thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the date first above written.

                                        ANDRX CORPORATION

                                        By:     /s/ ANGELO MALAHIAS
                                                --------------------------------
                                        Title:  VICE PRESIDENT & CHIEF FINANCIAL
                                                   OFFICER

                                        CYBEAR, INC.

                                        By:     /s/ SCOTT LODIN
                                                --------------------------------
                                        Title:  VICE PRESIDENT & GENERAL COUNSEL

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